EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2021 Fourth Quarter Results

Summary

  Net income of $23.1 million, or $1.02 diluted earnings per share
  Total loans increased 25.2% annualized
  Total deposits increased 9.1% from end of prior quarter
  Non-performing loans declined 22.0% from end of prior quarter
  Net interest income increased 5.7% from prior quarter to $54.3 million
  Efficiency ratio improved to 52.61% from 58.78% in prior quarter
  Book value and tangible book value per share increased 1.6% and 2.3%, respectively

EFFINGHAM, Ill., Jan. 27, 2022 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $23.1 million, or $1.02 diluted earnings per share, for the fourth quarter of 2021, which included a $4.9 million FHLB advance prepayment fee and a $1.9 million gain on the termination of an interest rate swap. This compares to net income of $19.5 million, or $0.86 diluted earnings per share, for the third quarter of 2021. This also compares to net income of $8.3 million, or $0.36 diluted earnings per share, for the fourth quarter of 2020, which included $4.9 million in FHLB advance prepayment fees.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “We continue to see an acceleration of our new business development efforts driven by the more productive commercial banking teams we have built over the past year and our increased presence in higher growth markets in Northern Illinois and St. Louis. We had a record quarter of loan production, resulting in 25% annualized growth in total loans, which we were able to fund with strong inflows of noninterest-bearing deposits. The strong balance sheet growth we are seeing is driving higher levels of revenue, increased operating leverage, and an improvement in our level of profitability.

“Based on our current commercial and commercial real estate lending pipelines and improving loan demand, we expect to deliver another year of strong loan growth in 2022. We also expect to keep expense levels relatively flat compared to 2021, despite continuing to increase our technology investment in order to further improve our revenue generation capabilities and enhance client service. In 2022, we will be focused on continuing to build relationship-based commercial and commercial real estate loans funded by low-cost deposits, which we combine with a growing wealth management business that provides a large, consistent source of non-interest income. We believe the improvements we have made to our business model and operations will enable us to generate a higher level of returns and consistently increase the value of our franchise in the years ahead,” said Mr. Ludwig.

Adjusted Earnings

Financial results for the fourth quarter of 2021 were impacted by $4.9 million FHLB advance prepayment fees and a $1.9 million gain on the termination of an interest rate swap. Excluding these amounts and certain other income and expenses, adjusted earnings were $25.4 million, or $1.12 per diluted share, for the fourth quarter of 2021, up from $19.6 million, or $0.86 per diluted share, for the prior quarter.

Financial results for the fourth quarter of 2020 were impacted by $4.9 million FHLB advance prepayment fees, a $0.6 million loss on residential mortgage servicing rights (“MSRs”) held-for sale, and $0.2 million in integration and acquisition expenses. Excluding these amounts and certain income items, adjusted earnings were $12.5 million, or $0.54 per diluted share, for the fourth quarter of 2020.

A reconciliation of adjusted earnings to net income according to accounting principles generally accepted in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

Net Interest Margin

Net interest margin for the fourth quarter of 2021 was 3.25%, compared to 3.34% for the third quarter of 2021. The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 4 and 7 basis points to net interest margin in the fourth and third quarters of 2021, respectively. Excluding the impact of accretion income, net interest margin decreased 6 basis points from the third quarter of 2021, due primarily to an increase in liquidity largely resulting from a significant increase in commercial FHA servicing deposits.

Relative to the fourth quarter of 2020, net interest margin decreased from 3.47%. Accretion income on purchased loan portfolios contributed 10 basis points to net interest margin in the fourth quarter of 2020. Excluding the impact of accretion income, net interest margin decreased 16 basis points from the fourth quarter of 2020, primarily due to an unfavorable shift in the mix of earning assets.

Net Interest Income

Net interest income for the fourth quarter of 2021 was $54.3 million, an increase of 5.7% from $51.4 million for the third quarter of 2021. Excluding accretion income, net interest income increased $3.1 million from the prior quarter, which was primarily due to a higher average balance of interest-earning assets coupled with a decrease in funding costs. Accretion income associated with purchased loan portfolios totaled $0.8 million for the fourth quarter of 2021, compared to $1.0 million for the third quarter of 2021. PPP loan income totaled $1.6 million, including net loan origination fees of $1.4 million, in the fourth quarter of 2021, compared to $2.4 million, including net loan origination fees of $2.1 million, in the third quarter of 2021.

Relative to the fourth quarter of 2020, net interest income increased $0.8 million, or 1.5%. Accretion income for the fourth quarter of 2020 was $1.6 million. Excluding the impact of accretion income, net interest income increased primarily due to a decrease in funding costs.

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $22.5 million, an increase of 48.7% from $15.1 million for the third quarter of 2021. Noninterest income for the fourth quarter of 2021 was positively impacted by $3.9 million in unrealized income on equity investments, a $1.9 million gain on the termination of an FHLB interest rate swap, and a $1.0 million gain on company-owned life insurance. Impairment on commercial MSRs negatively impacted noninterest income by $2.1 million and $3.0 million in the fourth quarter of 2021 and third quarter of 2021, respectively. Excluding the impairments, noninterest income increased 35.3% from the prior quarter.

Relative to the fourth quarter of 2020, noninterest income increased 57.1% from $14.3 million. The increase was attributable to higher levels of wealth management and interchange revenue, as well as the items mentioned above for the fourth quarter of 2021.

Wealth management revenue for the fourth quarter of 2021 was $7.2 million, unchanged from the third quarter of 2021. Compared to the fourth quarter of 2020, wealth management revenue increased 22.3%, primarily due to the increase in assets under administration over the past year and the acquisition of ATG Trust Company.

Noninterest Expense

Noninterest expense for the fourth quarter of 2021 was $45.8 million, compared with $41.3 million in the third quarter of 2021. Noninterest expense for the fourth quarter of 2021 included $4.9 million FHLB advance prepayment fees and $0.2 million in integration and acquisition expenses. Excluding the FHLB advance prepayment fees and integration and acquisition expenses, noninterest expense decreased by $0.4 million.

Relative to the fourth quarter of 2020, noninterest expense decreased 2.7% from $47.0 million, which included $4.9 million in FHLB advance prepayment fees and a $0.6 million loss on residential MSRs held-for-sale. Excluding FHLB advance prepayment fees and losses on residential MSRs held-for-sale, noninterest expense decreased $0.6 million, primarily due to lower salaries and employee benefits expense.

Loan Portfolio

Total loans outstanding were $5.22 billion at December 31, 2021, compared with $4.92 billion at September 30, 2021, and $5.10 billion at December 31, 2020. The increase in total loans from September 30, 2021 was primarily attributable to higher balances of commercial real estate and consumer loans, partially offset by declines in commercial FHA warehouse lines and forgiveness of PPP loans.

Equipment finance balances increased $46.2 million from September 30, 2021 to $945.3 million at December 31, 2021.

Compared to loan balances at December 31, 2020, growth in equipment finance balances, commercial real estate, construction, and consumer loans was offset by declines in commercial FHA warehouse lines, PPP loans and residential real estate loans.

Deposits

Total deposits were $6.11 billion at December 31, 2021, compared with $5.60 billion at September 30, 2021, and $5.10 billion at December 31, 2020. The increase in total deposits from the end of the prior quarter was primarily attributable to an increase in commercial FHA servicing deposits and inflows of other commercial deposits.

Asset Quality

Nonperforming loans totaled $42.6 million, or 0.81% of total loans, at December 31, 2021, compared with $54.6 million, or 1.11% of total loans, at September 30, 2021. The decrease in nonperforming loans was primarily attributable to the payoff of two nonaccrual loans totaling $5.6 million and the charge-off of a third nonaccrual loan of $1.8 million. At December 31, 2020, nonperforming loans totaled $54.1 million, or 1.06% of total loans.

Net charge-offs for the fourth quarter of 2021 were $4.6 million, or 0.37% of average loans on an annualized basis, compared to net charge-offs of $3.0 million, or 0.25% of average loans on an annualized basis, for the third quarter of 2021, and $2.3 million, or 0.19% of average loans on an annualized basis, for the fourth quarter of 2020.

The Company recorded a provision for credit losses of $0.5 million for the fourth quarter of 2021. No provision for credit losses on loans was recorded, due to improvements in asset quality and economic forecasts. Provisions of $0.4 million and $0.1 million were recorded for credit losses on unfunded commitments and available-for-sale securities, respectively.

The Company’s allowance for credit losses on loans was 0.98% of total loans and 119.9% of nonperforming loans at December 31, 2021, compared with 1.13% of total loans and 101.9% of nonperforming loans at September 30, 2021. Approximately 94% of the allowance for credit losses on loans at December 31, 2021 was allocated to general reserves.

Capital

At December 31, 2021, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	Bank Level Ratios as of Dec. 31, 2021	Consolidated Ratios as of Dec. 31, 2021	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	11.21%	12.19%	10.50%
Tier 1 capital to risk-weighted assets	10.49%	9.16%	8.50%
Tier 1 leverage ratio	8.89%	7.75%	4.00%
Common equity Tier 1 capital	10.49%	8.08%	7.00%
Tangible common equity to tangible assets (1)	NA	6.58%	NA

(1) A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.

Stock Repurchase Program

During the fourth quarter of 2021, the Company repurchased 205,015 shares of its common stock at a weighted average price of $25.58 under its stock repurchase program. As of December 31, 2021, the Company had $19.7 million remaining under the current stock repurchase authorization.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 28, 2022, to discuss its financial results. The call can be accessed via telephone at (877) 516-3531; conference ID: 8339225. A recorded replay can be accessed through February 4, 2022, by dialing (855) 859-2056; conference ID: 8339225.

A slide presentation relating to the fourth quarter 2021 financial results will be accessible prior to the scheduled conference call. This earnings release should be read together with the slide presentation, which contains important information related to the impact of COVID-19. The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website at investors.midlandsb.com under the “News and Events” tab.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2021, the Company had total assets of approximately $7.44 billion, and its Wealth Management Group had assets under administration of approximately $4.22 billion. Midland provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; developments and uncertainty related to the future use and availability of some reference rates, such as the London Inter-Bank Offered Rate, as well as other alternative reference rates, and the adoption of a substitute; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Earnings Summary
Net interest income	$54,301	$51,396	$50,110	$51,868	$53,516
Provision for credit losses	467	(184)	(455)	3,565	10,058
Noninterest income	22,523	15,143	17,417	14,816	14,336
Noninterest expense	45,757	41,292	48,941	39,079	47,048
Income before income taxes	30,600	25,431	19,041	24,040	10,746
Income taxes	7,493	5,883	(1,083)	5,502	2,413
Net income	$23,107	$19,548	$20,124	$18,538	$8,333

Diluted earnings per common share	$1.02	$0.86	$0.88	$0.81	$0.36
Weighted average shares outstanding - diluted	22,350,771	22,577,880	22,677,515	22,578,553	22,656,343
Return on average assets	1.26%	1.15%	1.20%	1.11%	0.49%
Return on average shareholders' equity	14.04%	11.90%	12.59%	12.04%	5.32%
Return on average tangible common equity (1)	19.69%	16.76%	17.85%	17.28%	7.68%
Net interest margin	3.25%	3.34%	3.29%	3.45%	3.47%
Efficiency ratio (1)	52.61%	58.78%	60.19%	57.14%	58.55%

Adjusted Earnings Performance Summary (1)
Adjusted earnings	$25,416	$19,616	$19,755	$18,434	$12,471
Adjusted diluted earnings per common share	$1.12	$0.86	$0.86	$0.81	$0.54
Adjusted return on average assets	1.39%	1.15%	1.17%	1.11%	0.73%
Adjusted return on average shareholders' equity	15.44%	11.94%	12.36%	11.97%	7.97%
Adjusted return on average tangible common equity	21.65%	16.82%	17.52%	17.18%	11.50%
Adjusted pre-tax, pre-provision earnings	$36,324	$28,379	$26,967	$28,737	$28,855
Adjusted pre-tax, pre-provision return on average assets	1.98%	1.67%	1.60%	1.73%	1.69%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2021	2021	2021	2021	2020
Net interest income:
Interest income	$60,427	$58,490	$58,397	$60,503	$62,712
Interest expense	6,126	7,094	8,287	8,635	9,196
Net interest income	54,301	51,396	50,110	51,868	53,516
Provision for credit losses:
Provision for credit losses on loans	-	-	-	3,950	10,000
Provision for credit losses on unfunded commitments	388	-	(265)	(535)	-
Provision for other credit losses	79	(184)	(190)	150	58
Total provision for credit losses	467	(184)	(455)	3,565	10,058
Net interest income after provision for credit losses	53,834	51,580	50,565	48,303	43,458
Noninterest income:
Wealth management revenue	7,176	7,175	6,529	5,931	5,868
Commercial FHA revenue	369	411	342	292	400
Residential mortgage banking revenue	1,103	1,287	1,562	1,574	2,285
Service charges on deposit accounts	2,338	2,268	1,916	1,826	2,149
Interchange revenue	3,677	3,651	3,797	3,375	3,137
Gain on sales of investment securities, net	-	160	377	-	-
Gain on termination of hedged interest swap	1,845	-	-	314	-
Impairment on commercial mortgage servicing rights	(2,072)	(3,037)	(1,148)	(1,275)	(2,344)
Company-owned life insurance	1,904	869	863	860	893
Other income	6,183	2,359	3,179	1,919	1,948
Total noninterest income	22,523	15,143	17,417	14,816	14,336
Noninterest expense:
Salaries and employee benefits	22,109	22,175	22,071	20,528	22,636
Occupancy and equipment	3,429	3,701	3,796	3,940	3,531
Data processing	5,819	6,495	6,288	5,993	5,987
Professional	1,499	1,738	5,549	2,185	1,912
Amortization of intangible assets	1,425	1,445	1,470	1,515	1,556
Loss on mortgage servicing rights held for sale	-	79	143	-	617
Impairment related to facilities optimization	-	-	-	-	(10)
FHLB advances prepayment fees	4,859	-	3,669	8	4,872
Other expense	6,617	5,659	5,955	4,910	5,947
Total noninterest expense	45,757	41,292	48,941	39,079	47,048
Income before income taxes	30,600	25,431	19,041	24,040	10,746
Income taxes	7,493	5,883	(1,083)	5,502	2,413
Net income	$23,107	$19,548	$20,124	$18,538	$8,333

Basic earnings per common share	$1.03	$0.86	$0.88	$0.81	$0.36
Diluted earnings per common share	$1.02	$0.86	$0.88	$0.81	$0.36

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2021	2021	2021	2021	2020
Assets
Cash and cash equivalents	$680,371	$662,643	$425,100	$631,219	$341,640
Investment securities	916,132	900,319	756,831	690,390	686,135
Loans	5,224,801	4,915,554	4,835,866	4,910,806	5,103,331
Allowance for credit losses on loans	(51,062)	(55,675)	(58,664)	(62,687)	(60,443)
Total loans, net	5,173,739	4,859,879	4,777,202	4,848,119	5,042,888
Loans held for sale	32,045	26,621	12,187	55,174	138,090
Premises and equipment, net	70,792	71,241	71,803	73,255	74,124
Other real estate owned	12,059	11,931	12,768	20,304	20,247
Loan servicing rights, at lower of cost or fair value	28,865	30,916	34,577	36,876	39,276
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	24,374	26,065	27,900	26,867	28,382
Cash surrender value of life insurance policies	148,378	149,146	148,277	146,864	146,004
Other assets	195,146	193,294	201,461	193,814	189,850
Total assets	$7,443,805	$7,093,959	$6,630,010	$6,884,786	$6,868,540

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$2,245,701	$1,672,901	$1,366,453	$1,522,433	$1,469,579
Interest-bearing deposits	3,864,947	3,928,475	3,829,898	3,818,080	3,631,437
Total deposits	6,110,648	5,601,376	5,196,351	5,340,513	5,101,016
Short-term borrowings	76,803	66,666	75,985	71,728	68,957
FHLB advances and other borrowings	310,171	440,171	440,171	529,171	779,171
Subordinated debt	139,091	138,998	138,906	169,888	169,795
Trust preferred debentures	49,374	49,235	49,094	48,954	48,814
Other liabilities	93,881	139,669	81,317	89,065	79,396
Total liabilities	6,779,968	6,436,115	5,981,824	6,249,319	6,247,149
Total shareholders’ equity	663,837	657,844	648,186	635,467	621,391
Total liabilities and shareholders’ equity	$7,443,805	$7,093,959	$6,630,010	$6,884,786	$6,868,540

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2021	2021	2021	2021	2020
Loan Portfolio
Equipment finance loans	$521,973	$486,623	$464,380	$456,059	$451,437
Equipment finance leases	423,280	412,430	407,161	402,546	410,064
Commercial FHA warehouse lines	91,927	180,248	129,607	205,115	273,298
SBA PPP loans	52,477	82,410	146,728	211,564	184,401
Other commercial loans	783,811	718,054	683,365	702,156	776,439
Total commercial loans and leases	1,873,468	1,879,765	1,831,241	1,977,440	2,095,639
Commercial real estate	1,816,828	1,562,013	1,540,489	1,494,031	1,525,973
Construction and land development	193,749	200,792	212,508	191,870	172,737
Residential real estate	338,151	344,414	366,612	398,501	442,880
Consumer	1,002,605	928,570	885,016	848,964	866,102
Total loans	$5,224,801	$4,915,554	$4,835,866	$4,910,806	$5,103,331

Deposit Portfolio
Noninterest-bearing demand	$2,245,701	$1,672,901	$1,366,453	$1,522,433	$1,469,579
Interest-bearing:
Checking	1,663,021	1,697,326	1,619,436	1,601,449	1,568,888
Money market	869,067	852,836	787,688	819,455	785,871
Savings	679,115	665,710	669,277	653,256	597,966
Time	630,583	688,693	721,502	718,788	655,620
Brokered time	23,161	23,910	31,995	25,132	23,092
Total deposits	$6,110,648	$5,601,376	$5,196,351	$5,340,513	$5,101,016

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Average Balance Sheets
Cash and cash equivalents	$685,655	$525,848	$509,886	$350,061	$415,686
Investment securities	915,707	773,372	734,462	680,202	672,937
Loans	4,995,794	4,800,063	4,826,234	4,992,802	4,998,912
Loans held for sale	34,272	15,204	36,299	65,365	45,196
Nonmarketable equity securities	39,203	43,873	49,388	55,935	51,906
Total interest-earning assets	6,670,631	6,158,360	6,156,269	6,144,365	6,184,637
Non-earning assets	605,060	597,153	589,336	602,017	602,716
Total assets	$7,275,691	$6,755,513	$6,745,605	$6,746,382	$6,787,353

Interest-bearing deposits	$3,913,475	$3,895,970	$3,815,179	$3,757,108	$3,680,645
Short-term borrowings	66,677	68,103	65,727	75,544	62,432
FHLB advances and other borrowings	319,954	440,171	519,490	617,504	682,981
Subordinated debt	139,046	138,954	165,155	169,844	169,751
Trust preferred debentures	49,307	49,167	49,026	48,887	48,751
Total interest-bearing liabilities	4,488,459	4,592,365	4,614,577	4,668,887	4,644,560
Noninterest-bearing deposits	2,049,802	1,434,193	1,411,428	1,370,604	1,446,359
Other noninterest-bearing liabilities	84,538	77,204	78,521	82,230	73,840
Shareholders' equity	652,892	651,751	641,079	624,661	622,594
Total liabilities and shareholders' equity	$7,275,691	$6,755,513	$6,745,605	$6,746,382	$6,787,353

Yields
Earning Assets
Cash and cash equivalents	0.16%	0.16%	0.11%	0.11%	0.12%
Investment securities	2.12%	2.34%	2.43%	2.51%	2.65%
Loans	4.36%	4.42%	4.43%	4.50%	4.58%
Loans held for sale	3.53%	2.79%	2.88%	2.74%	3.14%
Nonmarketable equity securities	5.07%	5.05%	4.94%	4.93%	5.22%
Total interest-earning assets	3.62%	3.79%	3.83%	4.02%	4.06%

Interest-Bearing Liabilities
Interest-bearing deposits	0.22%	0.26%	0.31%	0.34%	0.36%
Short-term borrowings	0.12%	0.12%	0.12%	0.13%	0.14%
FHLB advances and other borrowings	1.75%	1.80%	1.91%	1.69%	1.71%
Subordinated debt	5.78%	5.79%	5.61%	5.57%	5.60%
Trust preferred debentures	3.90%	3.92%	4.00%	4.08%	4.03%
Total interest-bearing liabilities	0.54%	0.61%	0.72%	0.75%	0.79%

Cost of Deposits	0.15%	0.19%	0.23%	0.25%	0.26%

Net Interest Margin	3.25%	3.34%	3.29%	3.45%	3.47%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Asset Quality
Loans 30-89 days past due	$17,514	$16,772	$20,224	$24,819	$31,460
Nonperforming loans	42,580	54,620	61,363	52,826	54,070
Nonperforming assets	57,069	69,261	76,926	75,004	75,432
Net charge-offs	4,613	2,989	4,023	1,706	2,328
Loans 30-89 days past due to total loans	0.34%	0.34%	0.42%	0.51%	0.62%
Nonperforming loans to total loans	0.81%	1.11%	1.27%	1.08%	1.06%
Nonperforming assets to total assets	0.77%	0.98%	1.16%	1.09%	1.10%
Allowance for credit losses to total loans	0.98%	1.13%	1.21%	1.28%	1.18%
Allowance for credit losses to nonperforming loans	119.92%	101.93%	95.60%	118.67%	111.79%
Net charge-offs to average loans	0.37%	0.25%	0.33%	0.14%	0.19%

Wealth Management
Trust assets under administration	$4,217,412	$4,058,168	$4,077,581	$3,560,427	$3,480,759

Market Data
Book value per share at period end	$30.11	$29.64	$28.96	$28.43	$27.83
Tangible book value per share at period end (1)	$21.66	$21.17	$20.48	$19.98	$19.31
Market price at period end	$24.79	$24.73	$26.27	$27.74	$17.87
Shares outstanding at period end	22,050,537	22,193,141	22,380,492	22,351,740	22,325,471

Capital
Total capital to risk-weighted assets	12.19%	13.10%	13.11%	13.73%	13.24%
Tier 1 capital to risk-weighted assets	9.16%	9.73%	9.64%	9.62%	9.20%
Tier 1 common capital to risk-weighted assets	8.08%	8.55%	8.44%	8.39%	7.99%
Tier 1 leverage ratio	7.75%	8.16%	8.00%	7.79%	7.50%
Tangible common equity to tangible assets (1)	6.58%	6.80%	7.12%	6.67%	6.46%

(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Income before income taxes - GAAP	$30,600	$25,431	$19,041	$24,040	$10,746
Adjustments to noninterest income:
Gain on sales of investment securities, net	-	160	377	-	-
Gain on termination of hedged interest rate swap	1,845	-	-	314	-
Other income	-	-	(27)	75	3
Total adjustments to noninterest income	1,845	160	350	389	3
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	79	143	-	617
Impairment related to facilities optimization	-	-	-	-	(10)
FHLB advances prepayment fees	4,859	-	3,669	8	4,872
Integration and acquisition expenses	171	176	3,771	238	231
Total adjustments to noninterest expense	5,030	255	7,583	246	5,710
Adjusted earnings pre tax	33,785	25,526	26,274	23,897	16,453
Adjusted earnings tax	8,369	5,910	6,519	5,463	3,982
Adjusted earnings - non-GAAP	$25,416	$19,616	$19,755	$18,434	$12,471
Adjusted diluted earnings per common share	$1.12	$0.86	$0.86	$0.81	$0.54
Adjusted return on average assets	1.39%	1.15%	1.17%	1.11%	0.73%
Adjusted return on average shareholders' equity	15.44%	11.94%	12.36%	11.97%	7.97%
Adjusted return on average tangible common equity	21.65%	16.82%	17.52%	17.18%	11.50%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Adjusted earnings pre tax - non- GAAP	$33,785	$25,526	$26,274	$23,897	$16,453
Provision for credit losses	467	(184)	(455)	3,565	10,058
Impairment on commercial mortgage servicing rights	2,072	3,037	1,148	1,275	2,344
Adjusted pre-tax, pre-provision earnings - non-GAAP	$36,324	$28,379	$26,967	$28,737	$28,855
Adjusted pre-tax, pre-provision return on average assets	1.98%	1.67%	1.60%	1.73%	1.69%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Noninterest expense - GAAP	$45,757	$41,292	$48,941	$39,079	$47,048
Loss on mortgage servicing rights held for sale	-	(79)	(143)	-	(617)
Impairment related to facilities optimization	-	-	-	-	10
FHLB advances prepayment fees	(4,859)	-	(3,669)	(8)	(4,872)
Integration and acquisition expenses	(171)	(176)	(3,771)	(238)	(231)
Adjusted noninterest expense	$40,727	$41,037	$41,358	$38,833	$41,338

Net interest income - GAAP	$54,301	$51,396	$50,110	$51,868	$53,516
Effect of tax-exempt income	372	402	383	386	413
Adjusted net interest income	54,673	51,798	50,493	52,254	53,929

Noninterest income - GAAP	22,523	15,143	17,417	14,816	14,336
Impairment on commercial mortgage servicing rights	2,072	3,037	1,148	1,275	2,344
Gain on sales of investment securities, net	-	(160)	(377)	-	-
Gain on termination of hedged interest rate swap	(1,845)	-	-	(314)	-
Other	-	-	27	(75)	(3)
Adjusted noninterest income	22,750	18,020	18,215	15,702	16,677

Adjusted total revenue	$77,423	$69,818	$68,708	$67,956	$70,606

Efficiency ratio	52.61%	58.78%	60.19%	57.14%	58.55%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$663,837	$657,844	$648,186	$635,467	$621,391
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(24,374)	(26,065)	(27,900)	(26,867)	(28,382)
Tangible common equity	$477,558	$469,875	$458,382	$446,696	$431,105

Total Assets to Tangible Assets:
Total assets—GAAP	$7,443,805	$7,093,959	$6,630,010	$6,884,786	$6,868,540
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(24,374)	(26,065)	(27,900)	(26,867)	(28,382)
Tangible assets	$7,257,527	$6,905,990	$6,440,206	$6,696,015	$6,678,254

Common Shares Outstanding	22,050,537	22,193,141	22,380,492	22,351,740	22,325,471

Tangible Common Equity to Tangible Assets	6.58%	6.80%	7.12%	6.67%	6.46%
Tangible Book Value Per Share	$21.66	$21.17	$20.48	$19.98	$19.31

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
Net income available to common shareholders	$23,107	$19,548	$20,124	$18,538	$8,333

Average total shareholders' equity—GAAP	$652,892	$651,751	$641,079	$624,661	$622,594
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(25,311)	(27,132)	(26,931)	(27,578)	(29,123)
Average tangible common equity	$465,677	$462,715	$452,244	$435,179	$431,567
ROATCE	19.69%	16.76%	17.85%	17.28%	7.68%